CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 12 to Registration Statement File Nos. 033-48550/811-04901 on Form S-6 of our report dated March 23, 2018, relating to the financial statements and financial highlights comprising each of the Divisions of General American Separate Account Eleven appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 27, 2018

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 12 to Registration Statement File Nos. 033-48550/811-04901 on Form S-6 of our report dated April 12, 2018, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to General American Life Insurance Company and subsidiary being a member of a controlled group) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" also in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 27, 2018

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 12 to Registration Statement File Nos. 033-48550/811-04901 on Form S-6 of our report dated April 13, 2018, relating to the consolidated financial statements of Metropolitan Tower Life Insurance Company and subsidiaries (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to Metropolitan Tower Life Insurance Company and subsidiaries being a member of a controlled group) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" also in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 27, 2018